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                                                                    EXHIBIT 23.0


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado  80202


We hereby consent to the incorporation by reference in the registration statement of Evergreen Resources, Inc. on Form S-3 (File Nos. 333-78203 and 333-89617) of our report dated February 11, 2000 on our audits of the consolidated financial statements and financial statement schedules of Evergreen Resources, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Denver, Colorado
March 29, 2000